Exhibit 99.2

Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188	NEWS RELEASE

FOR IMMEDIATE RELEASE

SILICONES AND QUARTZ PRODUCER MOMENTIVE PERFORMANCE MATERIALS INC. FILES FOR

CHAPTER 11 TO IMPLEMENT “PRE-NEGOTIATED” BALANCE SHEET RESTRUCTURING PLAN

All Silicones and Quartz Operations Are Continuing in the Ordinary Course;

$570 Million Debtor-in-Possession Financing Secured;

$600 Million Equity Backstop Agreed by Creditors Along with $1.3 Billion Committed Exit

Financing from Key Lenders;

Momentive Specialty Chemicals Not Affected by the Filing

WATERFORD, N.Y. – April 13, 2014 – Momentive Performance Materials Inc. (“MPM” or “the Company”), a global leader in the development and manufacture of silicones and products derived from quartz and specialty ceramics, today announced that it has entered into a Restructuring Support Agreement (the “Restructuring Support Agreement” or “RSA”) with certain of its key stakeholders regarding the terms of a balance sheet restructuring plan that will strengthen the Company’s financial position by reducing long-term debt and enhancing liquidity. The key terms of the RSA include a $600 million rights offering, which will provide a significant equity infusion to the Company, along with the securing of commitments for $1.3 billion of exit financing. The RSA has been supported by holders owning approximately 85% of the company’s Second Lien Notes. To implement this “pre-negotiated” plan, MPM and its U.S. subsidiaries today voluntarily filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York in White Plains, NY.

All of MPM’s silicones and quartz businesses will continue to operate in the ordinary course throughout the Chapter 11 process. MPM’s operations outside the U.S. are not included in the Chapter 11 proceedings. The filing relates solely to MPM and not to Momentive Specialty Chemicals Inc. (MSC), which has a fully independent debt capital structure and a separate and strong balance sheet. MSC had liquidity of $773 million as of December 31, 2013 and has no material debt maturities prior to 2018.

“The actions we are announcing today represent an important and positive step forward in our efforts to strengthen MPM’s financial condition,” said Craig O. Morrison, Chairman, President and CEO of MPM. “With the support of certain of our key stakeholders, we intend to move quickly to implement our pre-negotiated balance sheet restructuring plan, which will eliminate more than $3 billion of debt from MPM’s balance sheet and result in post-emergence liquidity of more than $300 million and net debt of approximately $1.2 billion. This will free up additional cash flow that, among other things, can be invested in growth opportunities, capital expenditures, research and development and technology enhancements.”

Mr. Morrison continued, “Throughout the restructuring process, we intend to continue providing our customers with the high-quality products and service they expect from MPM. We have innovative technologies and product development capabilities, a global footprint, blue-chip customers and a world-class workforce supporting us as we move forward.”

In conjunction with the filing, MPM has received a commitment for $570 million in debtor-in-possession financing led by J.P. Morgan Securities LLC as lead arranger, consisting of a $300 million term loan and a $270 million ABL revolver that will be convertible to an exit facility at the Company’s option upon meeting certain conditions. Following Court approval, this financing, combined with cash generated by the Company’s ongoing operations, will be available to MPM to meet its operational and restructuring needs.

“I would like to thank the financial institutions that have provided us with fully committed debtor-in-possession and exit financings. These financings will provide us with financial flexibility throughout the reorganization process to operate reliably with significant liquidity of more than $300 million, as well as visibility on MPM’s balance sheet and liquidity post-emergence. In addition, I would like to thank the second-lien creditors that have agreed to equitize their entire debt positions and invest significant incremental equity in MPM,” Mr. Morrison concluded.

Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188	NEWS RELEASE

Additional information is available at www.momentive.com/mpmrestructuring. Suppliers with questions can contact a dedicated vendor hotline, toll-free at 844-812-8197 or locally at 614-225-4200, or via email at mpmvendorhotline@momentive.com. Court filings and information about the claims process are available on a dedicated website administered by MPM’s claims agent, Kurtzman Carson Consultants, at www.kccllc.net/mpm, or by calling 888-249-2792 (310-751-2607 for international calls).

Willkie Farr & Gallagher is serving as legal counsel, Moelis & Company is serving as financial advisor, and AlixPartners is serving as restructuring advisor to MPM.

About Momentive Performance Materials Inc.

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 70-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly owned subsidiary of Momentive Performance Materials Holdings LLC.

Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”) and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the ability of the Company to continue as a going concern, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, the ability of the Company and its subsidiaries to successfully execute a plan of reorganization with respect to Chapter 11 cases, the Company’s ability to negotiate definitive agreements for the proposed DIP Financing and obtain additional financing, the potential adverse effects of Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects, the ability to execute the Company’s businesses and restructuring plan, increased legal costs related to the Bankruptcy filing and other potential litigation, the Company’s ability to maintain contracts that are critical to its operations and to maintain normal terms with customers, suppliers and service providers, the Company’s ability to maintain product reliability and quality and to retain key executives, managers and employees, and the ability of the Company’s non-U.S. subsidiaries to continue to operate their businesses in the normal course, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Specialty Chemicals Inc., pricing actions by our competitors that could affect our operating margins, and other unknown factors. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188	NEWS RELEASE

Contacts

Investors and Media:

John Kompa

614-225-2223

john.kompa@momentive.com

or

Michael Freitag or Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449